Exhibit 99.1
SUNAIR SERVICES CORPORATION REPORTS
FISCAL YEAR ENDED SEPTEMBER 30, 2007 FINANCIAL RESULTS
Revenues from Continuing Operations for Year Increased 27% Over Prior Year’s
Fort Lauderdale, FL —January 17, 2008— Sunair Services Corporation (AMEX: SNR) yesterday announced its results for the fiscal year ended September 30, 2007 by filing its Annual Report on Form 10-K with the Securities Exchange Commission.
Revenues for the fiscal year ended September 30, 2007 were $64.0 million from continuing operations, compared to revenues of $50.3 million and $18.3 million for the fiscal years ended September 30, 2006 and 2005 respectively. The Company reported losses from continuing operations of $2.4 million, $2.9 million and $1.3 million for the fiscal years ended September 30, 2007, 2006 and 2005 respectively or losses of $0.29, $0.30 and $0.11 per basic and diluted share for the fiscal years ended September 30, 2007, 2006 and 2005 respectively.
Management will conduct a conference call to review the Company’s financial and operating results. The conference call is scheduled for 3:30 p.m. ET on Friday, January 18, 2008. Parties interested in listening to the conference call should call 800-218-4007 or 303-262-2130. The pass code is 11107416#. For those unable to listen at that time, a reply of the call will be available through Monday, January 28, 2008 at 303-590-3000 or 800-405-2236. The pass code is 11107416# .
SNR — E
ABOUT SUNAIR
Sunair Services Corporation, a Florida corporation, through its wholly owned subsidiary, Middleton Pest Control, Inc., with headquarters located in Orlando, Florida, provides lawn and pest control services to both residential and commercial customers. Middleton provides essential pest control services and protection against termites and insects to homes and businesses. In addition, Middleton supplies lawn care services to homes and businesses, which includes fertilization treatments and protection against disease, weeds and insects for lawns and shrubs. Through a subsidiary, Sunair also is involved in the telephone communications business. For more information about Sunair, please visit http://www.sunairservices.com.
Information Regarding Forward Looking Statements
Some of the statements in this press release, including those that contain the words “anticipate,” “believe,” “plan,” “estimate,” “expect,” “should,” “intend” and other similar expressions, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Those forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements or those of our industry to be materially different from any future results, performance or achievements expressed or implied by those forward-looking statements. Among the factors that could cause actual results, performance or achievement to differ materially from those described or implied in the forward-looking statements include the inability to consummate future acquisitions or pursue growth opportunities, the inability to integrate acquisitions, the inability to raise additional capital to finance expansion, the risks inherent in the entry into new geographic markets, changes in regulatory conditions, competition, risks associated with general economic conditions and other factors included in Sunair’s filings with the SEC. Copies of Sunair’s SEC filings are available from the SEC or may be obtained upon request from Sunair. Sunair does not undertake any obligation to update the information contained herein, which speaks only as of this date.
-Financial Tables Follow-

SUNAIR SERVICES CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
AS OF SEPTEMBER 30,

	2007	2006
ASSETS

CURRENT ASSETS:

Cash and cash equivalents	$2,781,838	$1,601,110
Accounts receivable, net	3,481,064	4,919,595
Income tax receivable	—	352,393
Inventories, net	1,826,636	2,328,205
Deferred tax asset	—	137,387
Prepaid and other current assets	2,185,909	1,174,592
Note receivable — current		334,986

Total Current Assets	10,275,447	10,848,268

PROPERTY, PLANT, AND EQUIPMENT, net	2,118,552	2,538,434

OTHER ASSETS:

Note receivable	2,000,000	2,000,000
Software costs, net	359,375	3,938,465
Customer list, net	10,958,234	11,247,099
Goodwill	60,675,353	52,818,269
Other assets	390,294	522,427

Total Other Assets	74,383,256	70,526,260

TOTAL ASSETS	$86,777,255	$83,912,962

SUNAIR SERVICES CORPORATION AND SUBSIDIARIES
CONSOLIDATED CONDENSED BALANCE SHEETS
AS OF SEPTEMBER 30,

	2007	2006
LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:

Accounts payable	$2,346,395	$2,743,523
Accrued expenses	4,263,674	2,831,162
Unearned revenues	952,417	589,365
Customer deposits	3,166,264	2,677,364
Notes payable, current portion	409,029	147,170

Total Current Liabilities	11,137,779	8,988,584

LONG TERM LIABILITIES:

Notes payable, net of current portion	5,545,456	1,743,669
Note payable -related party	5,000,000	5,000,000
Revolving line of credit	6,732,796	8,000,000
Deferred tax liability	—	112,226

Total Long Term Liabilities	17,278,252	14,855,895

TOTAL LIABILITIES	28,416,031	23,844,479

COMMITMENTS & CONTINGENCIES

STOCKHOLDERS’ EQUITY:

Preferred stock, no par value, 8,000,000 shares authorized, none issued and outstanding	—	—
Common stock, $.10 par value, 100,000,000 shares authorized, 13,091,088 and 13,007,559 shares issued and outstanding at September 30, 2007 and 2006, respectively	1,309,110	1,300,757
Additional paid-in capital	52,378,437	51,548,768
Retained earnings	4,585,007	7,200,197
Accumulated other comprehensive gain — cumulative translation adjustment	88,670	18,761

Total Stockholders’ Equity	58,361,224	60,068,483

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$86,777,255	$83,912,962

SUNAIR SERVICES CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE YEARS ENDED SEPTEMBER 30,

	2007	2006	2005
SALES
Lawn and pest control services sales	$52,439,089	$46,446,850	$12,822,000
Telephone communications sales	11,634,300	3,867,858	5,498,622

Total sales	64,073,389	50,314,708	18,320,622

COST OF SALES
Lawn and pest control services sales	19,285,950	18,132,029	4,546,999
Telephone communications sales	5,557,335	1,774,289	4,472,029

Total cost of sales	24,843,285	19,906,318	9,019,028

GROSS PROFIT	39,230,104	30,408,390	9,301,594

SELLING AND ADMINISTRATIVE EXPENSES	41,680,733	33,300,276	10,614,264

LOSS FROM OPERATIONS	(2,450,629)	(2,891,886)	(1,312,670)

OTHER INCOME (EXPENSES):
Interest income	227,250	6,758	34,338
Interest expense	(1,229,066)	(1,172,222)	(16,987)
Gain on disposal of assets	27,896	27,421	11,362
Other income	—	102,948	—

Total Other Income (Expenses)	(973,920)	(1,035,095)	28,713

LOSS FROM OPERATIONS BEFORE INCOME TAXES	(3,424,549)	(3,926,981)	(1,283,957)

INCOME TAX BENEFIT	(337,065)	173,830	434,215

LOSS FROM CONTINUING OPERATIONS	(3,761,614)	(3,753,151)	(849,742)

INCOME (LOSS) FROM DISCONTINUED OPERATIONS, NET OF INCOME TAX BENEFIT/(PROVISION) OF $288,062, $356,632 AND $(18,657) IN 2007, 2006 AND 2005, RESPECTIVELY	1,146,424	(2,026,627)	1,445,299

NET LOSS	($2,615,190)	($5,779,778)	$595,557

BASIC AND DILUTED INCOME (LOSS) PER SHARE:
CONTINUING OPERATIONS	$(0.29)	$(0.30)	$(0.11)

DISCONTINUED OPERATIONS	$0.09	$(0.16)	$0.19

NET LOSS	$(0.20)	$(0.46)	$0.08

WEIGHTED AVERAGE SHARES OUTSTANDING:
BASIC	13,066,429	12,352,083	7,556,857

DILUTED	13,066,429	12,352,083	7,556,857

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